Exhibit 10.5

THIRTY FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRTY FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of September 29, 2008 between BRAD FOOTE GEAR WORKS, INC. f/k/a BFG Acquisition Corp., an Illinois corporation (“Borrower”) and LASALLE BANK NATIONAL ASSOCIATION f/k/a LaSalle National Bank f/k/a LaSalle Bank NI (“Lender”).

WHEREAS, Borrower and Lender have entered in that certain Loan and Security Agreement dated as of January 17, 1997, as amended by those certain letter amendments dated February 28, 1997 and July 23, 1997 and those certain Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Sixth, Twenty-Seventh, Twenty-Eighth, Twenty-Ninth and Thirtieth Amendments to Loan and Security Agreement dated as of March 30, 1998, December 1, 1998, June 1, 1999, December 19, 2000, May 1, 2001, July 1, 2001, April 30, 2002, April 29, 2003, July 3, 2003, April 29, 2004, November 15, 2004, April 29, 2005, June 15, 2005, February 1, 2006, April 29, 2006, November 10, 2006, January 8, 2007, April 29, 2007, June 30, 2007,  October       , 2007, October 18, 2007, November 1, 2007, January 15, 2008, January 31, 2008,  April       , 2008, June 30, 2008 and August 30, 2008, respectively, and that certain letter amendment (herein, the “Tenth Amendment”) dated October 17, 2002 (such agreement, as so amended, the “Loan Agreement”) with regard to the following loans made by Lender to Borrower: (i) a $10,000,000.00 revolving line of credit loan (the “Revolving Loan”), (ii) a consolidated term loan in the original principal sum of $7,899,332.98 (the “Term Loan”), (iii) an $11,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan”), (iv) a $9,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan No. 2”) and (v) all other Indebtedness (as defined in the Loan Agreement); and

WHEREAS, Lender has been asked to extend the maturity date of the Revolving Loan from October 31, 2008 to January 15, 2009 and to make certain modifications to the Loan Agreement as described below; and

WHEREAS, Lender has agreed to the foregoing loan requests provided, among other conditions, that Borrower executes and delivers to this Amendment and the note extension agreement described below;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.             The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Loan Agreement.

2.             The definition of “Termination Date” in Section 1.1 of the Loan Agreement, is amended in its entirety to read as follows:

“Termination Date” shall mean January 15, 2009, or such earlier date upon which the Revolving Note becomes due and payable.

3.             The first sentence of the first paragraph in Section 2.3 of the Loan Agreement is amended to read as follows:

“2.3 Revolving Note.  The Revolving Loan shall be evidenced by an amended and restated renewal revolving note, executed by the Borrower, dated January 15, 2008, as modified by Note Extension Agreements dated as of June 30, 2008, August 30, 2008 and September 29, 2008, payable to the Lender on January 15, 2009, and in the principal sum of Ten Million and 00/100 ($10,000,000.00) Dollars (the “Revolving Note”).”

Hereafter, all references in the Loan Agreement and in this Amendment to the term “Revolving Note” shall be deemed to refer to the aforesaid amended and restated renewal revolving note dated January 15, 2008 in the principal sum of $10,000,000.00, executed by Borrower, as modified by Note Extension Agreements dated as of June 30, 2008, August 30, 2008 and September 29, 2008, payable to the order of Lender on January 15, 2009, together with interest payable monthly as therein described.

4.             The Loan Agreement is hereby amended to add the following new subsection 3A thereto:

“Borrower hereby covenants to the Lender that the outstanding principal balance of the Revolving Loan will be paid down by the amount of Three Million Dollars ($3,000,000.00) from a loan made by Broadwind Energy, Inc. by no later than September 30, 2008, and further that the Borrower will not repay any portion of such loan to Broadwind Energy, Inc. without the prior written consent of the Lender.

5.             Section 10 of the Loan Agreement is hereby amended to add the following new paragraph thereto:

“As soon as available, but not later than fifteen (15) days after the end of each month, Borrower shall furnish the Lender with internally prepared monthly financial statements of Borrower, in form and content satisfactory to Lender, which monthly statements shall include an income statement, balance sheet and cash flow statement.  The validity and accuracy of said financial statements shall be certified by the chief executive or financial officer of the Borrower, in a form satisfactory to the Lender.”

6.             In Section 14.1 of the Loan Agreement, the following subsection (f) entitled “Minimum EBITDA” is hereby amended in its entirety to read as follows:

“(f)          Minimum EBITDA.   As of the end of each of its fiscal quarters beginning with the quarter ended June 30, 2008, the Borrower shall maintain minimum EBITDA of not less than the following: (i) $7,500,000 for the six months ended June 30, 2008, (ii) $12,500,000 for the nine months ended September 30, 2008, and (iii) $16,500,000 for the twelve months ended  December 31, 2008 and for each trailing twelve month period thereafter to be tested at each fiscal quarter end.”

7.             The Borrower acknowledges and agrees that the Loan Agreement is and as amended hereby shall remain in full force and effect, and that the Collateral is and shall remain subject to the lien and security interest granted and provided for by the Loan Agreement as amended hereby, for the benefit and security of (a) all obligations and indebtedness heretofore, now or hereafter owed by Borrower to Lender, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment No. 2  and all other Indebtedness (including, without limitation, the repayment of all sums when due under the Subsidiary Guaranty).

8.             Without limiting the foregoing, the Borrower hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Lender under the Loan Agreement, (ii) all obligations and indebtedness of the Borrower thereunder, and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of all obligations and indebtedness of the Borrower thereunder, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment Note No. 2 and all other Indebtedness (including, without limitation, the repayment of all sums when due under the Subsidiary Guaranty), it being specifically understood and agreed that this Amendment shall constitute and be an acknowledgment and continuation of the rights, remedies, lien and security interest in favor of the Lender, and the obligations and indebtedness of the Borrower to the Lender, which exist under the Loan Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral.

This Amendment confirms and assures a lien and continuing first priority security interest in the Collateral heretofore granted in favor of the Lender under the Loan Agreement, and nothing contained herein shall in any manner impair the priority of such lien and security interest.

9.             In order to induce Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that as of the date hereto, each of the representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and no Event of Default or Default has occurred and is continuing.

10.           Except as specifically amended and modified hereby, all of the terms and conditions of the Loan Agreement shall stand and remain unchanged and in full force and effect.  This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois (exclusive of choice of law principles).

11.           Borrower further agrees to reimburse the Lender for its reasonable legal fees incurred in documenting the aforesaid loan extension and other modifications hereinabove described.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Thirty-First Amendment to Loan and Security Agreement as of date first above written.

Borrower:

BRAD FOOTE GEAR WORKS, INC.

By:	/s/ J. Cameron Drecoll
J. Cameron Drecoll
Title:	Chief Executive Officer

Lender:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Katherine M. Novey
Title:	Vice President